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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                   FORM 8-K


                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                               August 15, 2000
                Date of Report (Date of earliest event reported)


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                            FREEREALTIME.COM, INC.
            (Exact name of registrant as specified in its charter)


           DELAWARE                    000-27493                33-0881720
 (State or other Jurisdiction   (Commission File Number)       (IRS Employer
       of Incorporation)                                  Identification Number)


3333 MICHELSON DRIVE, SUITE 430                                    92612
      IRVINE, CALIFORNIA                                        (Zip Code)
    (Address of principal
      executive offices)


                                 (949) 833-2959
              (Registrant's telephone number, including area code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS.

         On August 15, 2000, Freerealtime.com, Inc., a Delaware corporation ("Freerealtime"), issued and sold 3,810,367 shares of its common stock $ 0.01 par value per share (the "Common Stock"), at a purchase price of $2.625 per share, to select institutional and accredited investors in a private placement. The aggregate proceeds of the private placement was $10,002,213 in cash.

         Copies of the Subscription and Share Purchase Agreement dated as of August 15, 2000 (the "Purchase Agreement") and the Investors Rights Agreement dated as of August 15, 2000 (the "Rights Agreement"), excluding the schedules and exhibits thereto, are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively.

ITEM 7(c). EXHIBITS.

         See Exhibit Index.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 Freerealtime.com, Inc.


Date:  August 28, 2000                           By: /s/ Michael Neufeld
                                                 -----------------------
                                                 Michael Neufeld
                                                 Chief Financial Officer


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                                  EXHIBIT INDEX



 Exhibit No.                              Description
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   10.1            Subscription and Share Purchase Agreement dated as of
                   August 15, 2000, by and among Freerealtime.com, Inc., a Delaware corporation, and each of the Investors listed therein.

   10.2 Investor Rights Agreement dated as of August 15, 2000, by and among Freerealtime.com., a Delaware corporation, and each of the Investors listed therein.

   99.1            Press release dated August 16, 2000